EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of Marcam Solutions, Inc. on Form S-8 of our report dated October 24, 1997, on our audits of the consolidated financial statements of Marcam Solutions, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in the Annual Report on Form 10-K of Marcam Solutions, Inc. for the year ended September 30, 1997.

                                  /s/ Coopers & Lybrand L.L.P.

                                  COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 22, 1998